Exhibit 99



                                                                 NEWS RELEASE
                                                                    Contacts:
                                Investor: Patrick Fossenier   1+ 650-378-5353
                                News Media: Gary Frantz       1+ 650-378-5335


        Con-way Freight Launches Major Network Improvement Initiative

      Re-engineered Service Center Network Will Deliver Improved Service
                          Performance and Reduce Costs



ANN ARBOR, Mich. - Nov. 3, 2008 - Con-way Freight announced today a major re-engineering of its operating network that will help reduce service exceptions, improve on-time delivery and bring faster transit times to thousands of communities, while deploying a lower-cost, more efficient service center network better aligned to customer needs and business volumes. Con-way Freight is the less-than-truckload (LTL) carrier and largest subsidiary of Con-way Inc. (NYSE: CNW)

"In study after study, customers have told us the service attributes most important to their business are exception-free delivery, reliable on-time service and fast transit times," said John G. Labrie, president of Con-way Freight. "The prime objective of this effort was to create improvement opportunities in all three service performance factors, and to identify areas where we could reduce costs and gain efficiencies through better process design and asset deployment."

Under the re-engineering effort, which utilized multidisciplinary teams, advanced simulation modeling technologies and evaluated many operational areas of the company, Con-way Freight is reducing its nationwide service center network by 40 locations. The freight from closing locations will be redistributed and balanced among more than 100 nearby service centers, with the company continuing to provide service to all markets. Consolidating volumes more strategically among fewer locations increases network density and enables improvements in both service performance and operational efficiency.

Changes are also being made to the nightly inter-city line-haul operation, where new load planning, routing and scheduling programs will enable the company to eliminate more than 124,000 miles per day from the system and increase the amount of freight that is direct-loaded from origin to destination. Reducing miles and eliminating re-handling through increased direct-loading are key factors in safety, on-time performance, faster transit times and exception-free delivery.

When the network changes are complete and fully operational in early December, Con-way Freight will operate 303 "brick and mortar" service centers in the United States and Canada, supported by 70 Freight Assembly Centers
(FACs), or strategic re-ship points. In Con-way Freight's day-definite service model, FACs operate at night and use the same physical facility as daytime pick-up and delivery operations.

Labrie emphasized that unlike restructuring efforts at other companies, Con-way Freight is actually improving service while not exiting any markets. "Every customer and every community that receives direct service today from Con-way Freight will continue to receive direct service when our network change is complete," he noted. "We are simply balancing business volumes across a more strategic network footprint. It makes better use of available capacity and improves service with more efficient operations."

The re-engineering plan, expected to reduce the company's cost base by $30 million to $40 million annually, calls for a number of generally smaller locations to be consolidated into larger nearby facilities. As a result, more than 75 percent of affected employees at closing locations will have the opportunity to follow work to a new operating location. Affected employees will also have the opportunity to consider a transfer to any other Con-way Freight location where a position is available. If an employee moves to a facility that is more than 50 miles from their current location, the company will pay relocation expenses.

Severance packages and career counseling assistance will be provided to those employees who are unable to remain with the company as a result of changes at their decisional business unit. Depending on the choices employees make, the company expects a net workforce reduction nationwide of about one percent.
In some communities, the effect of the operations change will also create new employment opportunities in addition to local workforce growth from transfers.

"These types of changes are never easy, but they are necessary for us to advance our mission to provide the best LTL service in the market," Labrie said. "This is the right decision at the right time for Con-way Freight. It is one that ultimately will help ensure that we continue to provide stable careers for our employees, enhance shareholder value and improve industry-leading service for our customers as one of the most reliable, financially secure and efficient LTL carriers in the business."


About Con-way Freight
Con-way Freight is the industry's leading less-than-truckload (LTL) freight transportation company, providing guaranteed, day-definite regional and transcontinental service through a single, unified network of more than 300 service centers in the United States, Canada, Mexico and Puerto Rico. Based in Ann Arbor, Mich., Con-way Freight offers LTL freight delivery across North America, as well as delivery in the United States for international less-than-container (LCL) ocean shipments from Asia through its OceanGuaranteedSM service. Con-way Freight is a certified FAST highway carrier and is ISO 9001- and 14001-, C-TPAT/PIP, ACE- and CSA-certified.

Con-way Freight is a subsidiary of Con-way Inc. (NYSE: CNW), a $4.7 billion freight transportation and logistics services company. For more information, visit www.con-way.com/freight.


                                    # # #



FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief, any statements regarding the acquisition of Transportation Resources, Inc. and its subsidiaries, including Contract Freighters, Inc. (collectively, "CFI"), and related financing, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices or fuel surcharges and the effect of ongoing litigation alleging that Con-way engaged in price fixing of fuel surcharges in violation of Federal antitrust laws, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for long-lived assets, the acquisition of CFI and related financing (including integration risks and risks that acquisition synergies are not realized), the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company; environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation ("CFC"), including, but not limited to, the arbitration demand and federal lawsuit Con-way has filed against one of CFC's multi-employer pension funds seeking a finding that Con-way is not liable for any of CFC's unpaid withdrawal liabilities, the $662 million claim asserted by that fund against Con-way and the possibility that other CFC multi-employer pension funds may assert claims against Con-way in the future, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, and matters relating to Con-way's defined benefit pension plans. The factors included herein and in Item 7 of Con-way's 2007 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.